Exhibit 10.15

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***].”

ANTHROPIC, PBC
CLASS N COMMON STOCK PURCHASE AGREEMENT
THIS CLASS N COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 10, 2026, by and between Anthropic, PBC, a Delaware public benefit corporation (the “Company”), and Google LLC, a Delaware limited liability company (the “Investor”).
THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Purchase and Sale of Stock.
1.1Sale and Issuance of Class N Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price of the Class A Common Stock (as defined below) (before underwriting discounts and expenses) in the IPO (as defined below) (the “IPO Price”). “Shares” means the number of shares of Class N Common Stock of the Company, par value $0.00001 per share (the “Class N Common Stock”), having the rights, powers and restrictions set forth in the form of the Company’s Amended and Restated Certificate of Incorporation filed as Exhibit 3.2 in the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 2, 2026 (the “Charter”), equal to $10,000,000,000 (the “Investment Amount”) divided by the IPO Price, rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount), subject to reduction pursuant to Section 1.4 herein. “IPO” means the Company’s initial public offering of shares of its Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), pursuant to an underwriting agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”) (the “Underwriting Agreement”) and the Company’s Registration Statement on Form S-1 (File No. 333-299633) (the “Registration Statement”).
1.2Closing. The purchase and sale of the Shares shall take place remotely immediately following the closing of the IPO (the “Closing” and the date on which the Closing occurs, the “Closing Date”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company in writing at least two (2) business days prior to the Closing and in the amount specified by the Company in writing promptly following the execution of the Underwriting Agreement (and in any event no later than one (1) business day prior to the Closing), against delivery to the Investor of evidence from the Company’s transfer agent of a book entry position evidencing the Shares registered in the name of the Investor. If the Investor has funded all or any portion of the purchase price of the Shares and the Closing does not occur on the Closing Date, the Company shall promptly (and in any event within one (1) business day thereafter) return such funds to the Investor by wire transfer of immediately available funds to the account from which such funds were sent, without any deduction, set-off or counterclaim.
1.3IPO Acceleration Option. The purchase and sale of the Shares hereunder constitutes the Investor’s exercise in full of the IPO Acceleration Option pursuant to Section 2.1(h)(ii) of the Note Purchase Agreement, dated as of March 31, 2026, by and between the Company and the Investor (the “NPA”), and this Agreement constitutes the Investor’s notice of such exercise (the Company hereby waiving any advance notice requirement thereunder). Notwithstanding the foregoing, to the extent this Agreement is terminated pursuant to Section 6, the parties agree that Investor shall again have the right to exercise the IPO Acceleration Option as to any future initial public offering of the Company subject to terms and subject to the conditions of the NPA (including any expiration or termination provisions thereof), as if this Agreement had not been entered into. Capitalized terms used in this Agreement but not defined herein have the meanings given to them in the NPA.
1.4 Ownership Threshold Limitation. Notwithstanding anything to the contrary in this Agreement, if the purchase of all of the Shares at the Closing would result in the Investor holding capital stock of the Company exceeding the Ownership Threshold immediately following the Closing, the number of Shares to be purchased and sold at the Closing shall automatically be reduced to the largest whole number of shares of Class N Common Stock that would not result in the Investor exceeding the Ownership Threshold, and any remaining portion of the Investment Amount that is not so funded by the Investor in exchange for the purchase of Class N Common Stock due to the Ownership Threshold shall instead be funded pursuant to the issuance of a Roll-Over Note pursuant to the terms and conditions of the NPA (for the avoidance of doubt, treating such Roll-Over Note as though it was issued pursuant to Section 2.1(i) of the NPA).
2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:
2.1Organization, Good Standing and Qualification. The Company is a public benefit corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company.
2.2Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.3Valid Issuance of Shares. The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized and validly issued, fully paid and nonassessable and will be free and clear of all liens and encumbrances (other than those created or imposed by the Investor) and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated by Section 3.9 or by the Charter. The shares of Class A Common Stock issuable upon conversion of the Shares will (a) as of the Closing, have been duly reserved for issuance in accordance with Article V, Section 5.2(b)(v) of the Charter and authorized for listing on the NASDAQ Global Select Market and (b) upon conversion of the Shares to shares of Class A Common Stock, be, when issued and delivered in accordance with the terms of the Charter, duly authorized and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated by Section 3.9 or by the Charter. The Company will take such corporate action as may be necessary to ensure that its authorized but unissued shares of Class A Common Stock will at all times be sufficient to satisfy conversion of the Shares.

Assuming the accuracy of the representations and warranties of the Investor set forth in Section 3, the offer and sale of the Shares to the Investor are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.
2.4Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not (a) violate the Charter or the bylaws of the Company or (b) result in a violation of any law, rule or regulation applicable to the Company or a conflict with or default, with or without notice or the passage of time, under any material contract to which the Company is a party or by which it is bound, or (c) result in the creation of any material lien, charge or encumbrance on the Company’s assets or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a material adverse effect on the Company.
2.5Registration Statement. The Registration Statement, when declared effective by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, will not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and will comply (in the case of any post-effective amendment, as of its filing date), in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any “issuer free writing prospectus” (as defined in Rule 433 promulgated under the Securities Act) related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.6Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
2.7Other Private Placement Investors; Most Favored Pricing. The Company has not sold or agreed to sell, and prior to the Closing will not sell or agree to sell, any shares of its capital stock to any other investor pursuant to a purchase agreement for a private placement expected to close concurrently with the IPO (each, an “Other CPP Agreement”) at a price per share less than the IPO Price, and the Company is not facilitating, and is not otherwise aware of, any sale by the Company of its securities pursuant to a private placement expected to close concurrently with the IPO at a price per share less than the IPO Price or of any securities other than Class N Common Stock. If, at or prior to the pricing of the IPO, the Company has entered into an Other CPP Agreement providing for a cash purchase price per share less than the IPO Price, the Company shall promptly notify the Investor in writing and the price per Share payable by the Investor hereunder shall be reduced to such lower price per share (and the number of Shares shall be determined in accordance with Section 1.1 using such lower price per share in place of the IPO Price). For the avoidance of doubt, this Section 2.7 shall not apply to (i) the sale of shares of Class A

Common Stock in the IPO, including to the Underwriters, or (ii) the issuance of securities upon the conversion, exercise or settlement of securities outstanding on the date hereof or pursuant to any equity incentive plan or other arrangement described in the Registration Statement, as amended or supplemented, if applicable. To the knowledge of the Company, other than pursuant to this Agreement and the Other CPP Agreements, no strategic investor is otherwise purchasing more than $1,000,000,000 of the Company’s securities in connection with the IPO.
2.8Description of Capital Stock. As of the date of the Closing, the statements set forth in the Prospectus (as defined in the Underwriting Agreement) filed pursuant to Rule 424 under the Securities Act under the caption “Description of Capital Stock” or any similar caption, insofar as they purport to constitute a summary of the terms of the Company’s capital stock (including the Class N Common Stock and the Class A Common Stock), are accurate, complete and fair in all material respects.
3.Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to the Company that as of the date hereof and as of the date of the Closing:
3.1Organization, Good Standing and Qualification. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
3.2Authorization. The Investor has full power and authority to enter into this Agreement, which constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.3Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.
3.4Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. In connection with the purchase of the Shares hereunder, the Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the representations and warranties of the Company expressly set forth in Section 2. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.
3.5Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor has experience as an investor in securities and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the

Shares and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth on the Investor’s signature page to this Agreement. The Investor also represents that it has not been organized for the purpose of acquiring the Shares.
3.6Accredited Investor. The Investor understands the terms “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act and is either an “accredited investor” or a “qualified institutional buyer” for the purposes of acquiring the Shares to be purchased by the Investor under this Agreement.
3.7Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor in connection with the sale of the Shares contemplated by this Agreement, any liability of the Company for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
3.8Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
3.9Legends. The Investor understands that the certificates or book-entry account evidencing the Shares may bear the following legend (or a substantially similar legend):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
3.10Market Stand-Off; Underwriter Lock-Up Agreement. Neither the Shares nor the shares of Class A Common Stock issuable upon conversion thereof shall be subject to any market stand-off, lock-up or similar restriction on transfer (other than restrictions under applicable securities laws). The Investor has executed and delivered to the Underwriters a lock-up agreement in the form provided by the Company covering all securities of the Company held by the Investor and its Affiliates, other than the Shares and the shares of Class A Common Stock issuable upon conversion thereof. “Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with such person.
3.11No General Solicitation. Neither the Investor nor, to the Investor’s knowledge, any person acting on its behalf in connection with the transactions contemplated hereby, has been directly or indirectly solicited through any public advertising or general solicitation (including by means of the Registration Statement or prospectus contained therein) and did not learn of and become interested in the transaction contemplated in this Agreement by means of the Registration Statement or prospectus contained therein. The Investor hereby further confirms that it or an Affiliate of the Investor had a substantive pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transaction contemplated in this Agreement. Neither the Investor, nor, to the Investor’s knowledge, any person acting on its behalf in connection with the transactions contemplated hereby, has, either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.
4.Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
4.1Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing.
4.2IPO. The Registration Statement shall have been declared effective by the SEC and the IPO shall have closed.
4.3Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
4.4[***]
5.Conditions of the Company’s Obligations at Closing. The obligations of the Company under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
5.1Representations, Warranties and Covenants. The representations and warranties of the Investor contained in Section 3 (other than the representations and warranties in Sections 3.3, 3.6, 3.8 and 3.11, which shall be true and correct in all respects) shall be true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on and as of the Closing, and the Investor shall have performed and complied in all material respects with all covenants contained in Section 3 required to be performed or complied with by it at or prior to the Closing.
5.2IPO. The Registration Statement shall have been declared effective by the SEC and the IPO shall have closed.
5.3Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted,

issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
6.Termination. This Agreement shall automatically terminate upon the earliest to occur of any of the following events: (a) at any time upon written consent of the Company and the Investor, (b) on January 31, 2027 (or such later date, not more than 90 days thereafter, as the Company may specify by written notice to the Investor prior to January 31, 2027) if the Underwriting Agreement has not been executed, (c) upon the withdrawal by the Company of the Registration Statement, or (d) upon the termination of the Underwriting Agreement prior to the Closing. In the event of any termination of this Agreement, this Agreement shall become void and of no further force or effect, except that the last sentence of Section 1.2, Section 1.3 (other than the first sentence thereof) and Section 7 (other than Sections 7.8 and 7.9) shall survive any such termination, and no party shall have any further liability or obligation hereunder other than under the provisions of this Agreement that so survive; provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.
7.Miscellaneous.
7.1Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, in each case that discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company pursuant to the terms of this Agreement, except (a) as may be required by law, relevant rule and regulation (including the rules of any securities exchange on which such party’s securities are listed), (b) with the prior written consent of the other party, or (c) as was publicly disclosed by the Company in the Registration Statement, in any prospectus relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act, or in any other filing with the SEC by the Company (subject to the second to last sentence of this Section 7.1). The Investor will provide reasonable advance notice to the Company prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the Company with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the Investor hereby consents, solely to the extent required by applicable law, rule or regulation (including the rules of any securities exchange on which the Company’s securities are listed), to the disclosure by the Company of the Investor’s name, the terms of this Agreement and the transactions contemplated hereby in the Registration Statement, any preliminary or final prospectus, any free writing prospectus, any roadshow or other marketing materials, and any other filing with the SEC or communication made by the Company solely to the extent such disclosure is in connection with the IPO, and to the filing of this Agreement as an exhibit to the Registration Statement or any other related filing with the SEC; provided, that the Company shall provide the Investor with a reasonable opportunity to review and comment on any such disclosure that names or describes the Investor or any of its Affiliates (other than disclosure consistent with disclosure previously reviewed and approved by the Investor) and shall consider any such comments in good faith. Notwithstanding the foregoing, nothing in this Section 7.1 shall restrict any non-public disclosure by the Investor to its brokers, prospective transferees, or the Company’s transfer agent in connection with the sale or transfer involving the Shares or the shares of Class A Common Stock issuable upon conversion thereof.
7.2Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this

Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.
7.3Successors and Assigns. The Investor may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Company, except that the Investor may assign this Agreement to an Affiliate that agrees in writing to be bound hereby. Any assignment in violation of this Section 7.3 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
7.4Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof). Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and waives any objection to venue or claim of inconvenient forum in such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF THE SUBJECT MATTER OF ANY SUCH ACTION, SUIT OR PROCEEDING IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT THEREIN A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, SUIT OR PROCEEDING WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
7.5Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Counterparts may be executed and delivered by electronic signature (including .pdf or DocuSign), and any counterpart so delivered shall be deemed to have been duly and validly delivered.
7.6Notices. All notices hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) one business day after deposit with a nationally recognized overnight courier or (iii) when sent by email during the recipient’s normal business hours (or, if sent outside such hours, on the recipient’s next business day), in each case addressed as follows:
(a)if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement.
(b)if to the Company, to the attention of the Legal team of the Company at [***] or [***], or at such other current address or electronic mail address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to [***], Wilson Sonsini Goodrich & Rosati, Professional Corporation, [***].
7.7Brokers or Finders. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.
7.8Registration Rights. The shares of Class A Common Stock issuable upon conversion of the Shares shall be “Registrable Securities” under and as defined in the Registration Rights Agreement, dated as of May 4, 2026, by and between the Company and the Investor (the “RRA”), subject to the terms thereof. Notwithstanding anything to the contrary in the RRA, prior to the earlier of (i) the second trading day following the Company’s release of earnings for the quarter ending March 31, 2027 and (ii) the 180th day after the date of the final prospectus relating to the IPO (the “Restricted Period”), the Company shall not be required to make any public filing with the SEC with respect to any registration statement under the RRA; provided that, to the extent requested by the Investor in accordance with Section 1.02 of the RRA during the Restricted Period (the “Restricted Period Demand”), the Company shall use its reasonable best efforts to (1) prepare and confidentially submit any such registration statement to the SEC (to the extent permitted under then-applicable SEC procedures) as soon as practicable, and in any event no later than the 60th day after the Company receives such request; (2) respond to all SEC comments on the confidential submission of such registration statement concurrently with the public filing of such registration statement described in clause (3) herein (with any material or novel comments to be discussed with the SEC telephonically during the Restricted Period in advance of the public filing to the extent practicable); (3) publicly file the registration statement (together with all previously submitted drafts, to the extent required by SEC procedures) no later than the later of (A) two (2) Business Days after the expiration date of the Restricted Period and (B) the date on which such registration statement would otherwise be required to be filed under Section 1.02 of the RRA (after giving effect to any exercise by the Company of its deferral right thereunder, which deferral right, for the avoidance of doubt and as specified in the RRA, applies to the Company’s ability under certain circumstances set forth in the RRA, to defer a filing of the registration statement during the period commencing on the date of receipt of the Restricted Period Demand and ending on the earlier of the date that is (x) 10 Business Days following the filing date of the Company’s next Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (Form 10‑Q) and (y) one hundred twenty (120) days after receipt of the Restricted Period Demand); and (4) cause the registration statement to be declared effective by the SEC as promptly as practicable after the public filing, including by promptly requesting acceleration of effectiveness thereof. Without limiting the foregoing, with respect to any Restricted Period Demand, except for any deferral contemplated by clause (3)(B), the Company shall not take any action or omit to take any action (including exercising any suspension, deferral or blackout right under the RRA), that would reasonably be expected to delay the public filing or effectiveness of the registration statement covered by such request beyond the time periods contemplated by clauses (3) and (4) above. If any investor in a private placement closing concurrently with the IPO obtains registration rights more favorable to such investor than the corresponding right provided in the RRA, the Company shall promptly notify the Investor and, upon the Investor’s request, amend and restate the RRA to incorporate such terms; provided that the foregoing shall not apply to any right obtained by such investor in exchange for a lock-up, standstill, purchase commitment or other obligation or concession that the Investor has not made, unless the Investor agrees to make the same obligation or concession. This Section 7.8 constitutes an amendment to the RRA in accordance with Section 2.02 thereof.
7.9Rule 144 Matters. The Company (i) covenants and agrees that it shall (x) following the Closing, file with the SEC in a timely manner the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, (y) upon the request of the Investor, deliver to the Investor a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance and (z) at its sole expense, promptly take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Shares (including the Class A Common Stock issuable upon conversion thereof) held by the Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (or any successor rule promulgated thereafter by the SEC, to the extent such rule or such successor rule is available to the Investor), including the Company providing, within one (1) business day of the Company’s receipt of executed representation letters from the Investor and its broker, any customary legal opinions of the Company or its legal counsel (subject to the receipt of customary representation letters from the Investor and its broker) and other customary documentation as may be required by the Company’s transfer agent or the Investor’s broker, as applicable, including with respect to the removal of applicable legends; and (ii) hereby represents to the Investor that, as of the date of this Agreement, it (x) does not consider the Investor to be an “affiliate” of the Company as such term is defined by Rule 144(a)(1) promulgated under the Securities Act, and (y) does not currently reasonably expect that the Investor will become an “affiliate” of the Company in the period following the consummation of the IPO, based on the information known to the Company as of the date of this Agreement.
7.10Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.
7.11Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.
7.12Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly set forth in Sections 1.3, 3.10 and 7.8, nothing in this Agreement amends the NPA, the RRA or that certain Amended and Restated Side Letter dated March 31, 2026 by and between the Company and the Investor, each of which remains in full force and effect.
7.13Specific Performance. Each party shall be entitled to specific performance of this Agreement and to injunctive or other equitable relief to prevent or remedy any breach of this Agreement, without proof of actual damages and without posting any bond, in addition to any other remedy to which it is entitled at law or in equity.
7.14Expenses. The Company and the Investor will each bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
7.15Other Matters. Other than with respect to (i) registration rights under agreements entered into prior to the date of this Agreement and that are described in the Registration Statement, as filed prior to the date of this Agreement, and (ii) any purchase of Class N Common Stock pursuant to a purchaser’s pre-existing contractual right or commitment to purchase capital stock of the Company, including any related reduction or adjustment of such right or commitment, all purchasers of Class N Common Stock in private placements closing concurrently with the IPO will hold such shares on materially the same terms, and, prior to the Closing, neither the Company nor any of its affiliates will enter into any side letter or other agreement or arrangement with any other such purchaser that grants such other purchaser rights, privileges or benefits with respect to such shares that are materially more favorable than those granted to the Investor as of the Closing, unless such rights, privileges or benefits are concurrently offered to the Investor.
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IN WITNESS WHEREOF, the parties have executed this Class N Common Stock Purchase Agreement as of the date first above written.

ANTHROPIC, PBC

By:	/s/ Krishna Rao
Name:	Krishna Rao
Title:	Chief Financial Officer

Address:	[***]

Email:	[***]
SIGNATURE PAGE TO CLASS N COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Class N Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

GOOGLE LLC

By:	/s/ Sanjay Kapoor

Name:	Sanjay Kapoor

Title:	VP, Corporate Development

Address:	[***]

Email:	[***]
SIGNATURE PAGE TO CLASS N COMMON STOCK PURCHASE AGREEMENT